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                                                                   EXHIBIT 99(a)

NEWS RELEASE

-----AT THE COMPANY-----

Lynn Afendoulis
Director, Corporate Communications
616/365-1502

FOR IMMEDIATE RELEASE
MONDAY, FEBRUARY 6, 2006

                 UNIVERSAL FOREST PRODUCTS REPORTS POWERFUL 2005
       NET EARNINGS INCREASE 87% FOR THE 4TH QUARTER; UP 39% FOR THE YEAR

            Net sales up 22% for the 4th quarter and 10% for the year
                Company reaches five-year targets in three years

GRAND RAPIDS, Mich., February 6, 2006 - Universal Forest Products, Inc. (Nasdaq:
UFPI) today announced a powerful fourth quarter that contributed to strong 2005 results and pushed the company to reach its five-year internal targets two years early.

Fourth quarter net earnings were $16.2 million, an 87.0% increase over reported results for the same period of 2004. Net earnings for the year were $67.4 million, up 38.6% over reported results for 2004.

Net sales for the quarter were $653.3 million, an increase of 21.9% over net sales of $535.8 million for the fourth quarter of 2004. Net sales for the year were $2.69 billion compared to 2004 net sales of $2.45 billion, a 9.7% increase.

The company attributed the strong results to a combination of factors, including a continued strong housing market, demand for manufactured housing in the wake of the year's devastating hurricanes, and increased market share. In addition, the company realized operating cost efficiencies as a result of strong unit sales volume.

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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 2


"We don't often experience a fourth quarter as powerful as we just had, but a number of things aligned to make that happen in 2005. It was an unusually strong end to an already strong year," said William G. Currie, Universal's chief executive officer and vice chairman. "Because of the healthy housing market and our gains in the industrial market, we increased our earnings. We also managed our costs through a focus on the basics - on doing what we do better - and on the Innovation Program established by Universal President Mike Glenn. All of that helped us deliver."

President and COO Mike Glenn also noted that the 2005 focus on under-performing plants paid off with many posting strong results for the year.

"We hit on all cylinders last year," Glenn added. "Our people delivered and served more and more customers, and our markets were strong. Our performance continues to prove the strength of our business model and of our management team. Our fourth-quarter market conditions in 2005 were unusually strong, and we don't expect the same for 2006. We certainly don't want a repeat of the natural disasters that contributed to the demand for manufactured housing last year."

Universal posted the following year-over-year sales results:

     - For the year, D-I-Y retail sales increased 1.3% over 2004 to $1.0 billion. Fourth quarter sales to this market were up 11.2% from 2004;

     - Site-built construction sales for 2005 of $744.1 million, up 17.9% over annual sales for 2004. Fourth quarter sales increased 32.2% over 2004;

     - Industrial sales for the year of $514.4 million, an increase of 13.3% over 2004. Fourth quarter 2005 sales were up 20.7% over the same period last year; and

     - Manufactured housing sales for 2005 of $431.4 million, up 13.6% for the year. Fourth quarter sales to this market were up 27.1% over 2004.

Universal's internal five-year sales goal was to hit $2.65 billion by 2007 (the goal, set in 2002 when sales were $1.65 billion, was to add $1 billion in sales in five years). The company also achieved its goal for improving its return on invested capital.

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UNIVERSAL FOREST PRODUCTS, INC.
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OUTLOOK

The company anticipates continued growth in its business in 2006. Key assumptions with respect to the company's 2006 outlook include:

     - Modest increases in interest rates are mitigated by favorable demographic trends and economic conditions resulting in a continued strong site-built construction market, although not as strong as 2005.

     - The continued need for manufactured and modular housing as the South recovers from 2005's hurricanes and the growing trend among manufactured housing producers to switch to modular housing.

     - A stable D-I-Y retail market with opportunities for growth with existing customers and increased opportunities for new products, customers and market share through the Company's new Consumer Products Division, which was announced in October 2005.

     - Continued opportunities for market share gains in both the site-built construction and industrial business.

     -    The completion of strategic business acquisitions.

     -    A stable lumber market.

With these factors in mind, the Company is targeting unit sales and net earnings growth of 10% to 15 % each in 2006.

Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 11:00 a.m. EST on Tuesday, February 7, 2006. The conference call will be hosted by CEO William G. Currie and will be available for analysts and institutional investors domestically at
(866) 700-6067 or internationally at (617) 213-8834. Use conference passcode #80106148. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a web cast at http://www.ufpi.com (click on Investor Relations).

Universal Forest Products markets, manufactures and engineers wood and wood-alternative products for D-I-Y retail home centers, structural lumber products for the manufactured housing industry, engineered wood components for the site-built construction market and specialty wood packaging for various industries. The company also provides framing services for the site-built sector. In conjunction with its customers, Universal uses its engineering and manufacturing expertise, coupled with highly skilled employees, to design and construct buildings and housing. The company has approximately 9,500 employees who work in more than 100 locations. For information about Universal Forest Products on the Internet, please visit the Company's web site at http://www.ufpi.com, or call 888-Buy-UFPI.

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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 4


Included in this report are certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs of the Company's management as well as on assumptions made by and information currently available to the Company at the time such statements were made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially are the following: Adverse lumber market trends, competitive activity, negative economic trends, government regulations, and weather. These risk factors and additional information are included in the company's reports on Form 10K and 10Q on file with the Securities and Exchange Commission.

                         FINANCIAL HIGHLIGHTS TO FOLLOW

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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 5


                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
                           FOR THE TWELVE MONTHS ENDED
                               DECEMBER 2005/2004

                                                           QUARTER PERIOD                           YEAR TO DATE
                                                -----------------------------------   ---------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                 2005               2004                2005                 2004
                                                ----------------   ----------------   ------------------   ------------------
NET SALES                                       $653,313     100%  $535,754     100%  $2,691,522     100%  $2,453,281     100%
COST OF GOODS SOLD                               561,590   85.96    472,475   88.19    2,332,266   86.65    2,157,028   87.92
                                                --------           --------           ----------           ----------
GROSS PROFIT                                      91,723   14.04     63,279   11.81      359,256   13.35      296,253   12.08

SELLING, GENERAL  AND
   ADMINISTRATIVE  EXPENSES                       62,418    9.55     46,981    8.77      235,651    8.76      201,335    8.21
GAIN ON INSURANCE SETTLEMENT                          --    0.00     (1,391)  -0.26           --    0.00       (1,391)  -0.06
                                                --------           --------           ----------           ----------
EARNINGS  FROM  OPERATIONS                        29,305    4.49     17,689    3.30      123,605    4.59       96,309    3.93

OTHER EXPENSE (INCOME)
   INTEREST EXPENSE                                3,416    0.52      3,591    0.67       15,171    0.56       14,904    0.61
   INTEREST INCOME                                  (452)  -0.07        (60)  -0.01       (1,098)  -0.04         (284)  -0.01
   NET (GAIN) LOSS ON SALE OF REAL ESTATE AND
      INTEREST IN SUBSIDIARY                          --    0.00       (426)  -0.08       (1,240)  -0.05       (1,370)  -0.06
                                                --------           --------           ----------           ----------
                                                   2,964    0.45      3,105    0.58       12,833    0.48       13,250    0.54
                                                --------           --------           ----------           ----------
EARNINGS BEFORE  INCOME TAXES
   AND MINORITY INTEREST                          26,341    4.03     14,584    2.72      110,772    4.12       83,059    3.39
INCOME TAXES                                       9,045    1.38      5,912    1.10       41,050    1.53       31,462    1.28
                                                --------           --------           ----------           ----------
EARNINGS BEFORE  MINORITY INTEREST                17,296    2.65      8,672    1.62       69,722    2.59       51,597    2.10
MINORITY INTEREST                                 (1,113)  -0.17        (18)   0.00       (2,349)  -0.09       (2,994)  -0.12
                                                --------           --------           ----------           ----------
NET EARNINGS                                    $ 16,183    2.48   $  8,654    1.62   $   67,373    2.50   $   48,603    1.98
                                                ========           ========           ==========           ==========

EARNINGS PER SHARE - BASIC                      $   0.87           $   0.48           $     3.67           $     2.70

EARNINGS PER SHARE - DILUTED                    $   0.84           $   0.46           $     3.53           $     2.59

WEIGHTED AVERAGE SHARES
   OUTSTANDING                                    18,510             18,112               18,374               18,032

WEIGHTED AVERAGE SHARES
   OUTSTANDING WITH COMMON
   STOCK EQUIVALENTS                              19,267             18,964               19,106               18,771

SUPPLEMENTAL SALES DATA

                                   QUARTER PERIOD                        YEAR TO DATE
                          -------------------------------   -----------------------------------
MARKET CLASSIFICATION       2005      %      2004      %       2005       %       2004       %
---------------------     -------    ---   --------   ---   ----------   ---   ----------   ---
DO-IT-YOURSELF/RETAIL     $198,382    30%  $178,367    34%  $1,001,620    37%  $  988,463    40%
SITE-BUILT CONSTRUCTION    199,987    31%   151,313    28%     744,113    28%     631,136    26%
MANUFACTURED HOUSING       123,802    19%    97,382    18%     431,382    16%     379,572    15%
INDUSTRIAL                 131,142    20%   108,692    20%     514,407    19%     454,110    19%
                          --------   ---   --------   ---   ----------   ---   ----------   ---
TOTAL                     $653,313   100%  $535,754   100%  $2,691,522   100%  $2,453,281   100%

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UNIVERSAL FOREST PRODUCTS, INC.
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                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                               DECEMBER 2005/2004

(IN THOUSANDS)                                  2005       2004
                                              --------   --------
ASSETS

CURRENT ASSETS
   Cash and cash equivalents                  $ 46,215   $ 25,274
   Accounts receivable                         185,080    151,811
   Inventories                                 253,769    212,921
   Other current assets                         17,114     16,477
                                              --------   --------
TOTAL CURRENT ASSETS                           502,178    406,483
OTHER ASSETS                                     7,887      7,952
INTANGIBLE ASSETS, NET                         142,522    131,652
PROPERTY, PLANT AND EQUIPMENT, NET             224,333    216,273
                                              --------   --------
TOTAL ASSETS                                  $876,920   $762,360
                                              ========   ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities   $203,693   $161,832
   Current portion of long-term debt and
      capital leases                               458     22,033
                                              --------   --------
TOTAL CURRENT LIABILITIES                      204,151    183,865

LONG-TERM DEBT AND CAPITAL
LEASES, LESS CURRENT PORTION                   209,039    185,109
OTHER LIABILITIES                               31,878     36,617
SHAREHOLDERS' EQUITY                           431,852    356,769
                                              --------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY    $876,920   $762,360
                                              ========   ========

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UNIVERSAL FOREST PRODUCTS, INC.
PAGE 7


                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           FOR THE TWELVE MONTHS ENDED
                               DECEMBER 2005/2004

(IN THOUSANDS)                                          2005       2004
                                                      --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings                                          $ 67,373   $ 48,603
Adjustments to reconcile net earnings to net cash
   from operating activities:
   Depreciation                                         31,311     28,453
   Amortization of intangibles                           3,485      2,383
   Notes receivable written off to expense                 816         --
   Deferred income taxes                                (7,377)       790
   Minority interest                                     2,349      2,994
   Loss on sale of interest in subsidiary                   --        193
   Gain on insurance settlement                             --     (1,391)
   Gain on sale of property, plant and equipment          (553)      (710)
   Changes in:
      Accounts receivable                              (28,742)   (16,107)
      Inventories                                      (36,501)   (42,817)
      Accounts payable                                  16,998      7,371
      Accrued liabilities and other                     24,973     20,472
                                                      --------   --------
         NET CASH FROM OPERATING ACTIVITIES             74,132     50,234

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment            (40,233)   (40,722)
Acquisitions, net of cash received                     (20,747)   (10,075)
Sale of interest in subsidiary                              --      4,679
Proceeds from sale of property, plant and equipment      2,712      5,226
Insurance proceeds                                       3,057      2,000
Other, net                                                (198)     1,636
                                                      --------   --------
         NET CASH FROM INVESTING ACTIVITIES            (55,409)   (37,256)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under revolving credit facilities        23,827      1,223
Repayment of long-term debt                            (23,407)    (6,392)
Proceeds from issuance of common stock                   4,487      2,860
Distributions to minority shareholders                  (1,217)    (1,123)
Investment received from minority shareholder              500         --
Dividends paid to shareholders                          (1,922)    (1,796)
Repurchase of common stock                                  --       (129)
Other, net                                                 (50)       223
                                                      --------   --------
         NET CASH FROM FINANCING ACTIVITIES              2,218     (5,134)
                                                      --------   --------
NET CHANGE IN CASH AND CASH EQUIVALENTS                 20,941      7,844
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD          25,274     17,430
                                                      --------   --------
CASH AND CASH EQUIVALENTS, END OF PERIOD              $ 46,215   $ 25,274
                                                      ========   ========